As filed with the Securities and Exchange Commission on March 28, 2008.

Registration No. 333-87487

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANATRON, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)		38-1983228 (I.R.S. employer identification number)
510 East Milham Avenue Portage, Michigan 49002 (269) 567-2900

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
G. William McKinzie President and Chief Operating Officer Manatron, Inc. 510 East Milham Avenue Portage, Michigan 49002 (269) 567-2900	Copies of communication to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2137

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

REMOVAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF REGISTRATION STATEMENT

          This Post-Effective Amendment No. 1 to Form S-3 Registration Statement deregisters all shares registered pursuant to, and terminates the effectiveness of, the Registrant's Form S-3 Registration Statement (No. 333-87487). The Registrant is filing this amendment in connection with the suspension of its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934.

Item 16.  Exhibits
Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portage, State of Michigan, on March 24, 2008.
MANATRON, INC.

By:	/s/ G. William McKinzie
G. William McKinzie Its President and Chief Operating Officer

                    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Paul R. Sylvester	Director, Chief Executive Officer and Co-Chairman (Principal Executive Officer)	March 24, 2008
Paul R. Sylvester*

/s/ Krista L. Inosencio	Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2008
Krista L. Inosencio*

/s/ W. Scott Baker	Director	March 24, 2008
W. Scott Baker*

/s/ Gene Bledsoe	Director	March 24, 2008
Gene Bledsoe*

/s/ Richard J. Holloman	Director	March 24, 2008
Richard J. Holloman*

/s/ Randall L. Peat	Director	March 24, 2008
Randall L. Peat*

/s/ Stephen C. Waterbury	Director	March 24, 2008
Stephen C. Waterbury*

*By	/s/ G. William McKinzie
G. William McKinzie, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney.